                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          TRANSACTION NETWORK SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                       TRANSACTION NETWORK SERVICES, INC.
                1939 ROLAND CLARKE PLACE, RESTON, VIRGINIA 20191
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 22, 1999

                            ------------------------

    The Annual Meeting of Stockholders of Transaction Network Services, Inc. (the "Company") will be held on April 22, 1999 at TNS Headquarters, 1939 Roland Clarke Place, Reston, Virginia 20191, at 2:00 p.m., local time, to consider and act upon the following matters:

    1.  To elect two Class II Directors to serve for the ensuing three years.

    2. To approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1994 Stock Option Plan, as amended, from 2,300,000 to 3,000,000 shares.

    3. To approve an amendment to the Company's 1994 Stock Option Plan, as amended, to make all employees of majority-owned or controlled subsidiaries of the Company eligible for option grants.

    4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 1, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,
                                          JOHN J. MCDONNELL III, SECRETARY

Reston, Virginia
March 24, 1999

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                       TRANSACTION NETWORK SERVICES, INC.
                            1939 ROLAND CLARKE PLACE
                             RESTON, VIRGINIA 20191

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 22, 1999

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transaction Network Services, Inc. ("TNS" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 22, 1999 at 2:00 p.m. local time, and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Proxies submitted through the TNS Automated Proxy System also may be revoked at any time before 1:00 p.m. local time on April 22, 1999 by submitting a revocation or subsequent proxy through the TNS Automated Proxy System.

    At the close of business on March 1, 1999, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,940,555 shares of the Company's common stock (the "Common Stock"). Stockholders are entitled to one vote per share. The Company's Annual Report for 1998 is being mailed to stockholders with this Proxy Statement and the accompanying form of proxy on or about March 24, 1999.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, IS INCLUDED IN THE ANNUAL REPORT. ADDITIONAL COPIES WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO INVESTOR RELATIONS, TRANSACTION NETWORK SERVICES, INC., 1939 ROLAND CLARKE PLACE, RESTON, VIRGINIA 20191. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED AND TABULATION OF VOTES

    The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the approval of each of the other matters to be voted upon at the Annual Meeting. A majority of the shares of Common Stock outstanding is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Common Stock to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 31, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director of the Company and each nominee for director, (iii) each Named Executive Officer of the Company and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. The amounts and percents shown reflect duplicative "beneficial ownership" of Common Stock and exclude options not vesting within 60 days after January 31, 1999.

                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED (1)
                                                                                              -----------------------
                                                                                                NUMBER      PERCENT
                                                                                              ----------  -----------
BENEFICIAL OWNER
The Kaufmann Fund, Inc (2)..................................................................   1,500,000        11.6%
  140 E. 45(th) Street
  43(rd) Floor
  New York, New York 10017
Massachusetts Financial Services Company (3)................................................   1,133,110         8.8
  500 Boylston Street
  Boston, Massachusetts 02116
Jurgen Manchot(4)...........................................................................     815,000         6.3
  Kraumenshausweg 3
  D-40822 Mettman
  Germany
William N. Melton (5).......................................................................     725,000         5.6
  2086 Hunters Crest Way
  Vienna, Virginia 22182
Frontier Capital Management Company, Inc. (6)...............................................     670,720         5.2
  99 Summer Street
  Boston, Massachusetts 02110
Li Juen Melton..............................................................................     655,305         5.1
  12521 Summer Place
  Herndon, Virginia 22070
John J. McDonnell, Jr. (7)..................................................................     636,069         4.9
Henry R. Nichols (8)........................................................................      88,000           *
Brian J. Bates (9)..........................................................................      78,745           *
John S. McCarthy............................................................................      52,108           *
Luther Peters III (10)......................................................................      40,750           *
Larry Crompton (11).........................................................................      35,650           *
Paolo Guidi (12)............................................................................      15,000           *
David J. Walsh (13).........................................................................      14,827           *
All directors and executive officers as a group (19 persons) (14)...........................   2,788,156        20.9%

------------------------
*Represents less than 1%.

(1) Applicable percentage ownership is based on 12,925,286 shares of Common Stock outstanding on January 31, 1999. Shares which a person (or group) has the right to acquire within 60 days after January 31, 1999 are deemed to be outstanding in calculating the percentage ownership of such person (or group), but are not deemed to be outstanding as to any other person (or group).

(2) Based upon information provided to the Company, The Kaufmann Fund, Inc. retains sole voting power with respect to 1,500,000 of such shares and sole dispositive power with respect to 1,500,000 of such shares.

(3) Based upon a Schedule 13G filed February 11, 1999, Massachusetts Financial Services Company ("MFS") retains sole voting power with respect to 1,109,610 of such shares and sole dispositive power with respect to 1,133,110 of such shares. MFS shares beneficial ownership of all 1,133,110 shares with certain other non-reporting entities.

(4) Shares beneficially owned include 15,000 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(5) Shares beneficially owned include 15,000 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(6) Based upon a Schedule 13G filed February 11, 1999, Frontier Capital Management, Inc. retains sole voting power with respect to 670,720 of such shares and sole dispositive power with respect to 670,720 of such shares.

(7) Shares beneficially owned include 375,000 shares held of record by McDonnell & Associates, L.P., 26,200 shares held of record by Mr. McDonnell's spouse and 97,500 shares issuable upon exercise of stock options within 60 days from January 31, 1999. Mr. McDonnell is the President of McDonnell Holdings, Inc., the corporate General Partner of McDonnell & Associates, L.P. and, therefore, may be deemed to beneficially own all shares held of record by McDonnell & Associates, L.P.

(8) Shares beneficially owned include 15,000 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(9) Shares beneficially owned include 39,438 shares issuable upon exercise of stock options within 60 days from January 31, 1999, 25,750 shares held of record by Mr. Bates' spouse, and 10,500 shares held as custodian for Mr. Bates' two minor children. Mr. Bates disclaims beneficial ownership of all shares held of record by his spouse and by himself as custodian for his children.

(10) Shares beneficially owned include 40,750 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(11) Shares beneficially owned include 20,650 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(12) Shares beneficially owned include 15,000 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(13) Shares beneficially owned include 12,250 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

(14) Shares beneficially owned include 445,115 shares issuable upon exercise of stock options within 60 days from January 31, 1999.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides that the Board of Directors is divided into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, three Class II Directors and two Class III Directors, who will serve until the Annual Meeting of Stockholders to be held in 2001, 2002, and 2000, respectively (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal). Messrs. McDonnell and Manchot, two of the three current Class II Directors whose term expires in 1999, will stand for reelection as directors of the Company, and Mr. McCarthy, the third Class II Director whose term expires in 1999, will not stand for reelection. The persons named in the enclosed proxy will vote to elect Messrs. McDonnell and Manchot as Class II Directors, unless authority to vote for the election of such nominees is withheld by the stockholder. The proxy may not be voted for more than two directors. If a nominee is unable to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any nominee will be unable to serve. The terms of the Class II Directors elected at the Annual Meeting will expire in 2002. The following information relates to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Annual Meeting.

                                    NOMINEES

CLASS II DIRECTORS WITH TERMS TO EXPIRE IN 2002:

JOHN J. MCDONNELL, JR.

    Mr. McDonnell, 61, has served as President, Chief Executive Officer and a director of the Company since founding the Company in 1990. From 1987 to 1989, Mr. McDonnell served as President and Chief Executive Officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell has previously served as Group Vice President for the Information Technologies and Telecommunications Group of the Electronic Industries Association (EIA); Vice President, International Operations and Vice President, Sales, for Tymnet, Inc. with responsibility for both private network sales and public network services; and Director of Technology and Telecommunications for the National Commission on Electronic Funds Transfer. Mr. McDonnell was one of the founding members of the Electronics Funds Transfer Association and serves on its Board. Mr. McDonnell is also a director of Credit Management Solutions, Inc., a software development company, and Intelidata Technologies, Inc., an electronic commerce company.

JURGEN MANCHOT

    Mr. Manchot, 62, has served as a director of the Company since 1991. Mr. Manchot is a private investor. He serves as Vice Chairman of the shareholders committee of Henkel KGaA, Germany and as a member of the supervisor board of Degussa AG, Frankfurt. Mr. Manchot is a director of The Clorox Company.

                                OTHER DIRECTORS

CLASS III DIRECTORS WITH TERMS TO EXPIRE IN 2000:

WILLIAM N. MELTON

    Mr. Melton, 56, has served as a director of the Company since 1990. He is Chairman and Chief Executive Officer of CyberCash, Inc., and serves as a director on the boards of various technology companies, including America Online, Inc.

PAOLO L. GUIDI

    Mr. Guidi, 56, has served as a director of the Company since 1996. He is President and Chief Executive Officer of Teleglobe International Corp., a subsidiary of Teleglobe Inc., a Canadian telecommunications company. Mr. Guidi has previously served as the President and Chief Executive Officer of Sprint International and Telenet Communications Corp., as well as various management positions with GTE Corporation. He serves on the Board of Directors of Alcatel Network Systems, Diginet America, and Teleglobe USA.

CLASS I DIRECTORS WITH TERMS TO EXPIRE IN 2001:

HENRY R. NICHOLS

    Mr. Nichols, 43, has served as a director of the Company since 1990. Since 1988, Mr. Nichols has served as the President of Resource Leasing Corporation.

JOSEPH SQUARZINI, JR.

    Mr. Squarzini, 59, most recently served as senior vice president of UUNET, an Internet access and services provider. Prior to that, Mr. Squarzini served for 14 years in numerous senior technical and operational positions with General Electric Company. Before joining GE, he was director of systems engineering at Satellite Business Systems. Mr. Squarzini began his career at IBM where he held various technology management positions during his 15 year tenure there. Mr. Squarzini also serves on the Board of Directors of INTERNOS Information Systems, Inc. and is a member of the Advisory Board of Quantum Bridge Communications, Inc.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, the principal functions of which are to make recommendations to the Board regarding the selection of the Company's independent accountants, to consult with the Company's independent accountants and financial and accounting staff and to review and report to the Board with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls. The Audit Committee met twice during 1998. The current members of the Audit Committee are Messrs. Melton and Nichols. The Company has a standing Compensation Committee of the Board of Directors, the principal function of which is to review and make recommendations to the Board on all compensation and hiring issues relating to officers and senior staff members. The Compensation Committee also administers the Company's 1991 Stock Option Plan, 1994 Stock Option Plan and 1994 Employee Stock Purchase Plan. The Compensation Committee acted thirteen times by unanimous written consent during 1998. The current members of the Compensation Committee are Mr. John McCarthy, a current member of the Board whose term expires in April 1999, and Mr. Melton; a replacement member to the Compensation Committee will be appointed during the Board meeting to be held immediately after the Annual Meeting of Stockholders. See "Report of Compensation Committee on Executive Compensation" below. The Board of Directors met eight times and acted six times by unanimous written consent during 1998. Each director attended at least 75% of the aggregate of the number of Board Meetings and the number of meetings held by all committees on which he then served in 1998. The Company does not have a nominating committee.

BOARD COMPENSATION

    Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their expenses in attending Board and committee meetings. In lieu of cash compensation, the Company has historically issued grants of options to each director upon election, re-election or appointment options for the purchase of Common Stock under the Company's 1994 Stock Option Plan. However, the Company will re-examine this practice of providing equity-based compensation for Board directors upon any future change in generally accepted accounting principles that might adversely impact the Company's financial results.

                        NON-DIRECTOR EXECUTIVE OFFICERS

    The Company's current non-director executive officers are as follows:

NAME                                   AGE                                      POSITION
---------------------------------      ---      ------------------------------------------------------------------------
Brian J. Bates...................          38   Senior Vice President and General Manager, POS Services Division
James Mullen.....................          56   Senior Vice President and General Manager, International Systems
                                                Division
John Schanz......................          35   Senior Vice President and General Manager, Financial Services Division
David J. Walsh...................          39   Senior Vice President and General Manager, Telecom Services Division
Henry H. Graham..................          48   Senior Vice President, OmniLink Communications
Roderick W. Lyman................          37   Senior Vice President, Development
John J. McDonnell III............          33   Senior Vice President, General Counsel, and Secretary
Matthew M. Mudd..................          36   Senior Vice President, Operations
Luther Peters III................          54   Senior Vice President, Technical Director
Richard Sternitzke...............          39   Senior Vice President, Chief Technical Officer
Craig B. Stutzman................          44   Senior Vice President, Network Engineering
Thaddeus G. Weed.................          37   Chief Financial Officer and Treasurer

    Mr. Bates has worked with the Company since its founding in 1990. Mr. Bates has served as Senior Vice President and General Manager, POS Services Division of the Company since 1996, Vice President, Sales from 1992 to 1996, and Director of Sales from 1990 to 1992. From 1988 to 1990, Mr. Bates served as Regional Sales Manager with Digital Radio Networks, Inc. Prior to joining Digital Radio Networks, Inc., Mr. Bates served as General Business Sales Representative and Major Account Manager with U.S. Sprint. Mr. Bates is a son-in-law of the President and Chief Executive Officer.

    Mr. Mullen joined TNS as Senior Vice President and General Manager of the Company's International Systems Division in April of 1998. Previously, Mr. Mullen served as President of StarQuest Software, Inc., which develops data communications software products that connect workstations to mainframe systems, and Peer Networks, Inc. Mr. Mullen has also held senior level sales and marketing positions with Orion Network Systems and Tymnet-McDonnell Douglas Corp. Prior to those positions, Mr. Mullen held both technical and managerial positions with Control Data Systems, Inc., ITT Data Services, and an insurance unit of CNA Financial Corporation.

    Mr. Schanz has served as General Manager of the Company's Financial Services Division since its inception in 1997 and was promoted from Vice President to Senior Vice President in January 1999. Before joining the Company, Mr. Schanz was Director of Engineering at Sprint Corporation from 1992 to 1997. From 1986 to 1992, he served in various network engineering and management positions at General Electric Company. Mr. Schanz is the son-in-law of Joseph Squarzini, Jr., a member of the Company's Board of Directors.

    Mr. Walsh has served as the Senior Vice President and General Manager of the Telecom Services Division since 1996, and as Senior Vice President, Strategic Planning of the Company since the merger of Fortune Telecommunications, Inc. ("FTI") with the Company in 1994. From 1991 to 1994, Mr. Walsh was President of FTI, a provider of validation and fraud control computer services to the telecommunications industry. From 1988 to 1991, Mr. Walsh was Managing Director for Maiden Lane Associates, Ltd., a merchant banking subsidiary of AmBase Corporation specializing in leveraged buy-outs. Prior to 1988, Mr. Walsh was a Principal in the Mergers and Acquisitions Group of Ernst & Young, a major accounting and consulting firm.

    Mr. Graham has served as Senior Vice President, OmniLink Communications since the acquisition by the Company of substantially all of the assets of OmniLink Communications Corporation in July of 1998. Before joining the Company, Mr. Graham served as OmniLink's Chief Financial Officer and Vice President of Administration. Prior to OmniLink, Mr. Graham served as Chief Financial Officer for Guardsman Products, Inc. and for the Revlon Group, Inc., where he also held several other executive positions.

    Mr. Lyman has worked with the Company since 1993. He has served as Senior Vice President, Development of the Company since 1998, and Vice President, Development from 1995 to 1998. Mr. Lyman was Director of Telephony Systems from 1994 to 1995 and Manager of Advanced Systems from 1993 to 1994. From 1990 to 1993, Mr. Lyman was Software Engineering Manager for Universal Dynamics Corporation. From 1989 to 1990, Mr. Lyman served as Senior Software Systems Engineer at Digital Radio Networks, Inc. Prior to that time, Mr. Lyman served as Software Engineer for Universal Dynamics Corporation and Development Engineer for Hewlett-Packard Company.

    Mr. John J. McDonnell III has worked with the Company since 1993. He has served as Senior Vice President, General Counsel and Secretary of the Company since January of 1999 and was Vice President, General Counsel and Secretary of the Company from 1993 to 1998. He also served as interim Treasurer from February 1997 until July 1997. Prior to joining the Company, Mr. McDonnell was associated with the law firms of Brown & Wood and Orrick, Herrington & Sutcliffe. Mr. McDonnell is the son of the President and Chief Executive Officer.

    Mr. Mudd has worked with the Company since its founding in 1990. He has served as Senior Vice President, Operations of the Company since 1997 and Vice President, Operations of the Company from 1993 to 1996. Prior to that, he was Director of Network Operations from 1991 to 1993 and Manager of Customer Service from 1990 to 1991. From 1988 to 1990, Mr. Mudd was Media Manager for the U.S. Chamber of Commerce. Prior to that time, Mr. Mudd served with the Communications Group at Hill & Knowlton, a public relations firm. Mr. Mudd is a son-in-law of the President and Chief Executive Officer.

    Mr. Peters has served as Senior Vice President, Technical Director of the Company since 1993. From 1984 to 1993, Mr. Peters served as Senior Vice President of Systems Center, Inc., an international systems software company, where he managed the product development process from conception through commercial availability. Mr. Peters has held technical management positions at STSC, Inc., where he designed and implemented an advanced telecommunications network for the company, and Boeing Computer Services, and served as a systems programmer at TRW, Inc.

    Mr. Sternitzke has worked with the Company since its founding in 1990. He has served as Senior Vice President, Chief Technology Officer of the Company since 1996 and Vice President, Development from 1990 to 1996. During 1990, he served as Technical Project Manager at Telic Corp., which develops and markets systems software for telephone companies. From 1987 to 1990, Mr. Sternitzke served as the Director of Management Information Services at Digital Radio Networks, Inc.

    Mr. Stutzman has worked with the Company since its founding in 1990. He has served as Senior Vice President, Network Engineering of the Company since 1998 and was Vice President, Network Engineering of the Company from 1992 to 1998. Prior to that, he was Vice President, Operations from 1990 to 1992. Before joining the Company, he served as Director of Systems Integration from 1987 to 1990 and as Director of Product Marketing during 1990 at Digital Radio Networks, Inc. Mr. Stutzman has previously held a variety of technical and marketing positions, including international field support and installation of X.75 and
X.25 gateways for public and private data networks, at BT North America and its predecessor companies during his nine-year tenure there.

    Mr. Weed has served as Chief Financial Officer and Treasurer since 1997. From 1987 to 1997, he was an audit manager with Arthur Andersen LLP, managing accounts for various public and private companies, including the Company.

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain of its officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such directors, officers and stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that from January 1, 1998 through December 31, 1998, all filing requirements applicable to such directors, officers and stockholders were complied with.

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table sets forth information concerning the compensation received for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers (together, the "Named Executive Officers") for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                                   ANNUAL COMPENSATION
                                                                           (1)               AWARDS
                                                                  ----------------------  -------------       ALL OTHER
                    NAME/POSITION                        YEAR     SALARY ($)  BONUS ($)    OPTIONS (#)   COMPENSATION (2)($)
-----------------------------------------------------  ---------  ----------  ----------  -------------  -------------------
John J. McDonnell, Jr., President and Chief Executive       1996  $  225,000  $  252,675       90,000         $   2,249
  Officer                                                   1997     225,000     262,528           --             2,375
                                                            1998     246,903     348,368       30,000             2,500

Brian J. Bates, Senior Vice President and General           1996     136,000      40,473       44,000             2,375
  Manager, POS Services Division                            1997     151,192      59,368           --             2,375
                                                            1998     162,481      84,044       25,000             2,500

Larry Crompton Vice President, Sales, POS Division          1996      74,372      55,804           --                --
                                                            1997      89,334      30,477       30,000               173
                                                            1998      90,421      89,321           --               695

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                                   ANNUAL COMPENSATION
                                                                           (1)               AWARDS
                                                                  ----------------------  -------------       ALL OTHER
                    NAME/POSITION                        YEAR     SALARY ($)  BONUS ($)    OPTIONS (#)   COMPENSATION (2)($)
-----------------------------------------------------  ---------  ----------  ----------  -------------  -------------------
Luther Peters III, Senior Vice President, Technical         1996     145,943      33,150       20,000             2,375
  Director                                                  1997     156,707      38,971       25,000             2,375
                                                            1998     164,522      46,963           --             2,500

David J. Walsh, Senior Vice President and General           1996     160,000      40,300       40,000             2,375
  Manager, Telecom Services Division                        1997     167,939      59,188           --             2,375
                                                            1998     179,126     110,479       25,000             2,500

------------------------
(1) Annual bonus compensation awarded to Mr. Bates includes sales commissions paid to Mr. Bates of $40,473 in 1996. Annual bonus compensation awarded to Mr. Crompton includes sales commissions paid to Mr. Crompton of $55,804, $30,477, and $89,321 in 1996, 1997, and 1998 respectively.

(2) Consists solely of matching contributions made during the years indicated on behalf of the individuals named in the Summary Compensation Table pursuant to the Company's 401(k) Plan. The aggregate amount of perquisites and other personal benefits, securities or property received by each Named Executive Officer was less than 10% of the total of annual salary and bonus reported for such individual and therefore is omitted from this table.

    OPTION GRANTS. The following table summarizes option grants during 1998 to the Named Executive Officers:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                               POTENTIAL REALIZABLE
                                                                                                                      VALUE
                                                                                                                AT ASSUMED ANNUAL
                                                                                                                      RATES
                                                                    PERCENT OF                                    OF STOCK PRICE
                                                                   TOTAL OPTIONS                                 APPRECIATION FOR
                                                      OPTIONS       GRANTED TO       EXERCISE                    OPTION TERM (1)
                                                      GRANTED      EMPLOYEES IN        PRICE     EXPIRATION   ----------------------
NAME                                                    (#)         FISCAL YEAR      ($/SHARE)      DATE        5%($)       10%($)
--------------------------------------------------  -----------  -----------------  -----------  -----------  ----------  ----------
John J. McDonnell, Jr.............................      30,000             3.9       $   18.25     4/1/2008   $  344,320  $  872,574
Brian J. Bates....................................      25,000             3.2           18.25     4/1/2008      286,933     727,145
David J. Walsh....................................      25,000             3.2           18.25     4/1/2008      286,933     727,145

------------------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock and the dates on which the options are exercised.

    OPTION EXERCISES AND YEAR-END VALUES. The following table sets forth information concerning options exercised during 1998 and the value of unexercised stock options held as of December 31, 1998 by the Named Executive Officers.

                     AGGREGATE OPTION EXERCISES IN 1998 AND
                          1998 YEAR END OPTION VALUES

                                                                         NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                SHARES                          OPTIONS             IN-THE-MONEY OPTIONS AT
                                              ACQUIRED ON    VALUE       AT FISCAL YEAR END (#)      FISCAL YEAR END ($)(1)
                                               EXERCISE     REALIZED   --------------------------  --------------------------
NAME                                              (#)         ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------  -----------  ----------  -----------  -------------  -----------  -------------
John J. McDonnell, Jr.......................          --           --      90,000        90,000     $ 935,685    $   668,175
Brian J. Bates..............................      25,000   $  664,076      33,188        49,812       365,267        296,884
Larry Crompton..............................       4,000       89,033      20,425        18,725       282,205        188,317
Luther Peters III...........................          --           --      40,750        28,750       580,152        221,343
David J. Walsh..............................      16,400      197,690       6,000        45,000        60,378        246,585

------------------------
(1) Calculated on the basis of the fair market value of the underlying Common Stock as of December 31, 1998 of $20.063 per share minus the aggregate exercise price.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two non-employee directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs.

OVERVIEW AND PHILOSOPHY

    The Company's executive compensation program is designed to promote the following objectives:

    - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

    - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

    - To align management's interests with stockholders by including long-term equity incentives.

The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Committee regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation program consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits, the Company's employee stock purchase plan, medical and 401(k) savings plans.

    BASE SALARY

    The base salary for the Chief Executive Officer is set by the Committee and reviewed by the full Board of Directors. In setting the annual cash compensation for the Chief Executive Officer, the Committee reviews compensation data published by various trade associations for chief executive officers at other companies in the same or similar businesses and of comparable size and success. In 1998, John J. McDonnell, Jr., the Company's President and Chief Executive Officer, received salary compensation of $246,903, compared to $225,000 which he received in 1997. Base salaries for all other executive officers are set by the Chief Executive Officer at the time of hire and are reviewed annually by the executive's immediate supervisor with next level approval. The Chief Executive Officer attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In setting the annual cash compensation for Company executives, the Chief Executive Officer reviews compensation for comparable positions by reviewing compensation data published by various trade associations for similar companies with similar structures. In addition to external market data, salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

    ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

    The Company's bonus program is designed to provide its key employees with cash incentives to achieve the Company's financial goals. The bonus program for the Chief Executive Officer is set each year by the Committee and reviewed by the full Board of Directors. Generally, the payment of bonus compensation to the Chief Executive Officer depends on the attainment by the Company of projected revenues and pre-tax earnings goals and is calculated as a percentage of the financial goals actually attained. In 1998, Mr. McDonnell received bonus compensation of $348,368, as compared to $262,528 in 1997 and $252,675 in 1996.
For the General Managers of the Telecom Services Division and the POS Services Division, the payment of bonus compensation depends on the respective division's contribution to the Company's projected revenues and pre-tax earnings goals and is calculated as a percentage of the financial goals actually attained. For all other executives, there are two components to the Company's bonus program, the first based on Company performance and the second based on the executive's individual performance. At the beginning of each year, the Chief Executive Officer submits to the Committee recommended target annual bonus levels expressed as a percentage of salary according to level of management, which amount the executive will receive if the Company achieves its target net income for the year. The second component of the Company's bonus program will be awarded to the executive based upon the review of the executive's performance in relation to individual objectives. Cash bonuses are then paid quarterly to each executive based upon the Company's net income for the quarter and its relationship to target annual net income as well as the review of individual objectives established and measured by the executive's immediate supervisor with next level approval. The Company's sales personnel, including Mr. Crompton, receive a monthly commission generally based on sales bookings for the month and their relationship to targeted annual bookings.

    The Company's stock option plans are designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant and generally vest over a four-year period in order to encourage key employees to continue in the employ of the Company. As both a reward for his performance as President and Chief Executive Officer as well as an incentive to continue to serve in these positions, Mr. McDonnell received a grant of 30,000 options during 1998.

    BENEFITS

    The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) Plan on the same basis as other full-time employees of the Company. The Company's 1994 Employee Stock Purchase Plan, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1998 for any of the Named Executive Officers.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Company does not believe that Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Committee intends to review the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with Section 162(m).

                                          COMPENSATION COMMITTEE

                                          John S. McCarthy
                                          William N. Melton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are William N. Melton and John S. McCarthy, both non-employee directors of the Company. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as directors of or members of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On July 1, 1998, the Company purchased substantially all of the assets of OmniLink Communications Corporation ("OmniLink") for approximately $2.5 million. This purchase price was determined by the parties after arms'length negotiation. After the cancellation of approximately $1.9 million in debt payable by OmniLink to the Company, approximately $600,000 was paid to OmniLink. John S. McCarthy, a non-employee director of the Company, is a managing partner of Gateway Partners, LP and Gateway Venture Partners II, L.P., each of which was a minority shareholder of OmniLink at the time of this asset purchase. John J. McDonnell, Jr., President and Chief Executive Officer of the Company, is the President of McDonnell Holdings, Inc., the General Partner of McDonnell & Associates, L.P., which limited partnership was also a minority shareholder of OmniLink at the time of this asset purchase. The terms of the acquisition also provide for royalty payments to be made from the Company to OmniLink based on continuing sales of certain products. During 1998, these royalty payments totalled $10,000.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares cumulative total stockholder return on the Common Stock during the period from April 22, 1994 (the date on which the Common Stock commenced trading) through December 31, 1998 with the cumulative total return over the same period of (i) the NASDAQ Market Index and (ii) a peer group of publicly-traded companies* selected by the Company for purposes of this comparison (the "Peer Group"). This graph assumes the investment of $100 at the close of trading on April 22, 1994 in the Common Stock, the NASDAQ Market Index and the Peer Group and assumes reinvestment of dividends. Measurement points are at April 22, 1994, June 30, 1994, September 30, 1994, December 30, 1994, March 31, 1995, June 30, 1995, September 29, 1995, December 29, 1995, March 31, 1996,
June 30, 1996, September 30, 1996, December 30, 1996, March 31, 1997, June 30,
1997, September 30, 1997, and December 31, 1997, March 31, 1998, June 30, 1998,
September 30, 1998, and December 31, 1998.

                           COMPARATIVE TOTAL RETURNS
      TRANSACTION NETWORK SERVICES, INC., NASDAQ MARKET INDEX, PEER GROUP
              (Performance results from 4/22/94 through 12/31/98)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TRANSACTION NETWORK SERVICES,
                         INC.                PEER GROUP INDEX    NASDAQ MARKET INDEX
4/22/94                              100.00             100.00                  100.00
12/31/94                             145.00             114.18                  101.44
12/31/95                             250.00             172.02                  131.58
12/31/96                             172.41             214.90                  163.51
12/31/97                             258.62             182.27                  200.01
12/31/98                             300.79             250.88                  282.10

    Source: Media General Financial Services
------------------------
* The peer group includes the following companies: Concord EFS, Inc. (CEFT), ENVOY Corporation (ENVY), First Data Corporation (FDC), First USA Paymentech, Inc. (PTI), National Data Corporation (NDC), NOVA Corporation
    (NIS), PMT Services, Inc. (PMTS), SPS Transaction Services, Inc. (PAY), and Total Systems Services, Inc. (TSS). The stockholder returns of each company have been weighted to reflect relative stock market capitalization.

                    PROPOSAL TO AUTHORIZE AN INCREASE IN THE
                     COMMON STOCK SUBJECT TO THE COMPANY'S
                             1994 STOCK OPTION PLAN

    The 1994 Stock Option Plan (the "1994 Plan") currently authorizes the grant of options to purchase a maximum of 2,300,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. Assuming that all such options were granted and exercised, the shares would constitute approximately 18% of the outstanding Common Stock.

PROPOSED AMENDMENT

    The Company believes that equity participation by its key employees is an important element in its overall compensation program. In furtherance of this goal, the Company has adopted two stock option plans, the 1991 Stock Option Plan (the "1991 Plan") and the 1994 Plan. Except for the number of shares available for issuance under the 1991 Stock Option Plan and the 1994 Stock Option Plan (collectively, the "Option Plans"), the Option Plans are substantially identical. The 1991 Plan expires on December 31, 2000 and the 1994 Plan expires on January 17, 2004. Of the 690,000 shares subject to the 1991 Plan, as of January 31, 1999, options for the purchase of a total of 594,886 shares had been exercised, options for the purchase of a total of 93,014 shares at a weighted average exercise price of $3.35 per share were outstanding and only 2,100 shares were available for option issuances. Of the 2,300,000 shares subject to the 1994 Plan, as of January 31, 1999, options for the purchase of a total of 371,118 shares had been exercised, options for the purchase of a total of 1,926,151 shares at a weighted average exercise price of $13.65 per share were outstanding and only 2,731 shares were available for option issuances. As of January 31, 1999, approximately 164 employees were participating in the Option Plans. In addition to grants awarded upon acceptance of employment or promotion, the Company evaluates every employee's option status on a quarterly basis. The Company has established option target levels based on the employee's position at the Company. Each quarter, management evaluates the vested and unvested option levels for each employee and determines if additional grants are warranted based upon pre-established target levels. In order to continue its policy of providing equity participation to the Company's employees, the Board of Directors proposes that the 1994 Plan be amended to increase the shares of Common Stock available for grant under the 1994 Plan from 2,300,000 shares to 3,000,000 shares.

    The following table sets forth information concerning options granted pursuant to the 1994 Plan during the last fiscal year.

                                                                                  NUMBER OF
NAME AND POSITION                                                                  SHARES
-----------------------------------------------------------------------------  ---------------
John J. McDonnell, Jr........................................................        30,000
Brian J. Bates...............................................................        25,000
Larry Crompton...............................................................            --
L. Peters III................................................................            --
David J. Walsh...............................................................        25,000
Executive Officers as a Group................................................       255,000
Non-Executive Directors as a Group...........................................        30,000
Non-Executive Officers as an Employee Group..................................       494,100

OPTION PLAN DESCRIPTION

    The Option Plans provide for the grant of stock options to officers, directors and all employees of the Company. Under the Option Plans, the Company may grant options that are intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended

(the "Code"), or options not intended to qualify as incentive stock options ("Non-Qualified Options"). The option price with respect to ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option. However, in the case of an ISO granted to a person owning over 10% of the Common Stock, the option price may not be less than 110% of such fair market value. The option price of Non-Qualified Options may not be less than 50% of such fair market value. The aggregate fair market value (determined at the time of grant) of the Common Stock subject to ISOs granted to any one person which first become exercisable in any calendar year may not exceed $100,000. On March 1, 1999, the closing price of the Common Stock was $19.625. ISOs are exercisable over the exercise period specified by the Stock Option Committee (the "Committee") in the option agreement, but in no event may such period exceed ten years from the date of grant; provided, however, that in the case of an ISO granted to any person owning over 10% of the Common Stock, the exercise period may not exceed five years from the date of grant. Non-Qualified Options are exercisable over a period of up to eleven years from the date of grant. Options granted under either of the Option Plans are generally nontransferable and, with certain exceptions in the event of death or disability of the optionee, options granted under either of the Option Plans generally terminate thirty days after termination of an optionee's employment with the Company or an affiliate. The Option Plans are administered by the Board or the Committee, consisting of not less than two members of the Board who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Currently, the Committee is comprised of the two members of the Compensation Committee. Subject to the provisions of the Option Plans, the Committee has the authority to designate the persons to whom options are granted and the terms of each option, including the number of shares of Common Stock to be covered by the option, when the option becomes exercisable, the option exercise price and the duration of the option. The Board of Directors may at any time amend or terminate either of the Option Plans except that no such amendment may be made without the approval of the holders of a majority of the outstanding Common Stock, if such amendment would (i) materially increase the benefits which may be issued under such plan, (ii) materially increase the number of shares which may be issued under such plan or (iii) materially modify the requirements as to eligibility for participation under such plan. The Option Plans were drafted to obtain the benefits of the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3. Section 16(b) of the Exchange Act provides, among other things, that an officer of a corporation who purchases and sells the stock of the corporation which employs him or her within a six month period is liable to the corporation for the difference between the purchase price and the sale price. Rule 16b-3 promulgated under the Exchange Act provides that the acquisition of a stock option and the exercise of such option by an officer of a corporation pursuant to a stock option plan which meets certain requirements does not constitute a transaction subject to Section 16(b) of the Exchange Act. The Company has filed a registration statement under the Securities Act of 1933 covering the shares of Common Stock reserved for issuance under the Option Plans. The following is a summary of the federal income tax consequences relating to options granted under the Option Plans.

    ISOS. Under the Code, an optionee will not recognize income at the time of grant of an ISO or the subsequent purchase of the shares pursuant to the exercise of such ISO. The amount by which the fair market value of the shares purchased at the time of exercise exceeds the option price will constitute an item of tax preference and may be potentially subject to the alternative minimum tax. If the employee makes no disposition of the shares purchased on exercise of an ISO within two years from the date of grant and within one year from the date of exercise of the option, upon a subsequent sale of shares the employee will recognize a long-term capital gain or loss equal to the difference between the amount realized on the disposition of such shares and his option exercise price. If an employee disposes of shares purchased through the exercise of an ISO within the foregoing two or one year periods, the transaction will be treated as a disqualifying disposition and the employee will be required to include in his gross income as compensation for the taxable year in which the disposition occurs, the amount by which the fair market value of the shares on the date the option was exercised by the employee (or the amount realized upon disposition, if that amount is less than the fair market value on the date of exercise) exceeds the option exercise price. In addition, upon a sale within either period, the employee will recognize a capital gain or loss equal to the difference between (a) the sum of the exercise price he paid (or if the exercise price is paid in whole or in part by the transfer of shares previously owned by the employee, the amount of money plus the adjusted basis of such previously owned stock) and any amount he is required to include in his gross income in accordance with the preceding sentence and (b) the amount realized on the sale. The Company will be entitled to a deduction for compensation with respect to an ISO only if and to the extent that the employee recognizes ordinary income from a disqualifying disposition of shares received upon the exercise of such ISO.

    NON-QUALIFIED OPTIONS. The grant of Non-Qualified Options will have no immediate tax consequences to the Company or the optionee. If shares received on the exercise of a Non-Qualified Option are not subject to a substantial risk of forfeiture, the optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. It is not contemplated that the Company will, upon the exercise of a Non-Qualified Option, issue or deliver shares that are subject to a substantial risk of forfeiture, except as noted in the next paragraph. Shares received on the exercise of a Non-Qualified Option will be treated as subject to a substantial risk of forfeiture for up to a six month period if the sale of the shares at a profit during such six months could subject the optionee to suit under Section 16(b) of the Exchange Act. Under these circumstances, however, the optionee has a right to elect, within a 30-day period from the date of transfer of the shares, to include in his taxable income for the taxable year of exercise an amount equal to the excess of the fair market value of such shares at the time of the exercise over the exercise price. If the optionee does not make the preceding election, the optionee will recognize ordinary income upon the expiration of the above-referenced six month period. The amount of such income will be equal to the excess of the fair market value of the shares at that time over the exercise price, and the holding period for determining whether any capital gain or loss on the subsequent sale or exchange of the shares is long-term or short-term capital gain or loss will commence at that time. Where ordinary income is recognized by an optionee as described above in connection with shares received on the exercise of a Non-Qualified Option, the Company will be entitled to a deduction in the amount of ordinary income so recognized by the optionee, provided appropriate tax withholding procedures are implemented. The Option Plans require the employee to pay or make arrangements acceptable to the Committee regarding withholding taxes due upon exercise of a Non-Qualified Option. With the Committee's approval, the optionee may make such payment in whole or in part by surrendering shares of Common Stock.

    Under the terms of the Option Plan, the amendment must be approved by the vote of a majority of the stockholders of the Company present at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR the adoption of the proposal.

                     PROPOSAL TO AUTHORIZE AN AMENDMENT TO
                      THE COMPANY'S 1994 STOCK OPTION PLAN
               TO EXTEND ELIGIBILITY TO EMPLOYEES OF SUBSIDIARIES

    The 1994 Stock Option Plan (the "1994 Plan") currently provides that options may be granted to any director, officer or key employee of the Company. Since the adoption of the 1994 Plan, the Company's international expansion has been accomplished primarily through the creation of majority-owned or controlled subsidiaries. Currently, employees of these Company subsidiaries are not eligible for option grants.

PROPOSED AMENDMENT

    The Company believes that providing the opportunity for equity participation by employees of the Company's subsidiaries is vital to recruiting and retaining personnel within the competitive global marketplace for such talent. In order to extend its policy of providing equity participation to the Company's employees, the Board of Directors proposes that the 1994 Plan be amended to make all employees of majority-owned or controlled subsidiaries of the Company eligible for option grants.

    Under the terms of the Option Plan, the amendment must be approved by the vote of a majority of the stockholders of the Company present at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR the adoption of the proposal.

                        PROPOSAL TO RATIFY SELECTION OF
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants since 1992. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Reston, Virginia, not later than November 15, 1999, for inclusion in the proxy statement for that meeting.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,
                                          JOHN J. MCDONNELL III, SECRETARY

March 24, 1999

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY PURSUANT TO THE ENCLOSED INSTRUCTIONS. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED THEIR PROXIES.

                                    PROXY

                        TRANSACTION NETWORK SERVICES, INC.

                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  APRIL 22, 1999

     The undersigned, having received the Notice of Annual Meeting and the Board of Directors' Proxy Statement, hereby appoint(s) John J. McDonnell, Jr. and John J. McDonnell, III, and each of them, Proxies of the undersigned (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of Transaction Network Services, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters which may properly come before the Meeting, and especially to vote on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL OF THE NOMINEES. IF A NOMINEE IS NOT AVAILABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE OR FOR A LESSER NUMBER OF DIRECTORS.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

/ SEE REVERSE  /  CONTINUED AND TO BE SIGNED ON REVERSE SIDE   / SEE REVERSE  /
/    SIDE      /                                               /    SIDE      /

                                  [TNS LOGO]













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TNS is offering this interactive proxy voting system to its shareholders as an alternative to traditional proxy cards. It also gives us an opportunity to demonstrate one of our technology applications to our shareholders.

From a touch-tone phone, just dial 1-800-867-9084. You'll be connected to the TNS proxy voting system. A voice prompt will guide you through the voting process. YOU'LL NEED TO ENTER YOUR SOCIAL SECURITY OR TAX I.D. NUMBER, FOLLOWED BY THE FOUR HIGHLIGHTED DIGITS OF THE ACCOUNT NUMBER LOCATED JUST BELOW THE PERFORATION ABOVE, SO PLEASE HAVE THIS INFORMATION AVAILABLE BEFORE YOU PLACE YOUR CALL.

                                     If you make a mistake or wish to change
                                     your vote, just press the star key (*)
                                     at any time. You'll be returned to the
                                     beginning of the prompt and you may
                                     start over again.

                                     If you need further instructions or have any questions, please contact Karen Kazmark, Director of Investor Relations, by calling (703) 453-8406 from 9 a.m. to 6 p.m. EST, Monday through Friday.

                                     We're proud to be able to bring this
                                     voting option to you through TNS
                                     technology. Thank you for your vote.

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                                     PROXY

                         TRANSACTION NETWORK SERVICES, INC.

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 1999

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The stockholder and recipient of the enclosed TNS 1999 Proxy Voting Card (the "Card Recipient"), having received the Notice of Annual Meeting and the Board of Directors' Proxy Statement, hereby appoint(s) John J. McDonnell, III and John J. McDonnell, Jr. and each of them, proxies (the "Proxies") of the Card Recipient (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of Transaction Network Services, Inc. that the Card Recipient would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, and especially to vote on the matters set forth below.

     This Proxy, when properly executed through the Automated Voice Response System, will be voted in the manner specified by the Card Recipient therein. If a nominee is not available to serve, this Proxy may be voted for a substitute or for a lesser number of Directors.

     There are four proposals on which shareholders will vote.

1. The election of two Class II Directors to serve for the ensuing three years. The nominees are John J. McDonnell, Jr. and Jurgen Manchot.

2. The approval of an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1994 Stock Option Plan, as amended, from 2,3000,000 to 3,000,000 shares.

3. The approval of an amendment to the Company's 1994 Stock Option Plan, as amended, to make all employees of majority-owned or controlled subsidiaries of the Company eligible for option grants.

4. The ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

/ SEE REVERSE  /  CONTINUED AND TO BE SIGNED ON REVERSE SIDE   / SEE REVERSE  /
/    SIDE      /                                               /    SIDE      /

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


1. The election of two Class II Directors to serve for the ensuing three years.

    Nominees: John J. McDonnell, Jr. and Jurgen Manchot

                  FOR             WITHHELD
                 /   /             /   /

/   / _______________________________________
      For both nominees except as noted above


2. The approval of an increase in the number of shares of Common Stock authorized for issuance under the Company's 1994 Stock Option Plan, as amended, from 2,300,000 to 3,000,000 shares.

                        FOR        AGAINST        ABSTAIN
                       /   /        /   /          /   /


3. The approval of an amendment to the Company's 1994 Stock Option Plan, as amended, to make all employees of majority-owned or controlled subsidiaries of the Company eligible for option grants.

                        FOR        AGAINST        ABSTAIN
                       /   /        /   /          /   /


4. The ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

                        FOR        AGAINST        ABSTAIN
                       /   /        /   /          /   /

    In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   /   /


Signature:__________________________________________ Date:___________________

Signature:__________________________________________ Date:___________________